Exhibit 5.2

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Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

March 20, 2015
The Royal Bank of Scotland plc
The Royal Bank of Scotland Group plc
RBS Gogarburn PO Box 1000
Edinburgh EH12 1HQ
Scotland
United Kingdom

Ladies and Gentlemen:

The Royal Bank of Scotland plc, a public limited company incorporated and registered in Scotland (the “Issuer”), and The Royal Bank of Scotland Group plc, a public limited company incorporated and registered in Scotland (the “Guarantor”) have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), debt securities to be issued from time by the Issuer and guaranteed by the Guarantor (such debt securities, together with the corresponding guarantees, the “Shelf Securities”).  The Shelf Securities are comprised of securities designated either as RBS NotesSM (the “RBS Notes”) or as Retail Corporate Notes (the “Retail Corporate Notes”), and are to be issued on or after the date hereof.  The RBS Notes are to be issued pursuant to either (i) the Amended and Restated Indenture (the “Shelf Indenture”) dated as of August 13, 2010 among the Issuer, the Guarantor, and The Bank of New York Mellon, acting through its London Branch (the “Original Trustee”); the First Supplemental Indenture (the “First Supplemental Indenture”) dated as of August 25, 2010, among the Issuer, the Guarantor, the Original Trustee, Wilmington Trust Company, as trustee (the “Trustee”) and Citibank, N.A., as securities administrator for the RBS Notes (the “Securities Administrator”); and the Third Supplemental Indenture (the “Third Supplemental Indenture”) dated as of September 27, 2011 among the Issuer, the Guarantor and the Trustee (the Shelf Indenture, as supplemented by the First Supplemental Indenture and the Third Supplemental Indenture, the “PLC Indenture”) or (ii) the Indenture dated as of September 15, 2006 (the “NV Base Indenture”) among The Royal Bank of Scotland N.V. (f/k/a ABN AMRO BANK N.V.), as issuer, RBS Holdings, N.V. (f/k/a ABN AMRO HOLDING N.V.), as guarantor (in their respective capacities, the “Original Issuer” and the “Original Guarantor”, respectively), the Trustee, and the Securities Administrator, as supplemented by the First Supplemental Indenture, dated as of December 7, 2012 and effective as of December 10, 2012 (the “NV Supplemental Indenture”), among the Original Issuer, the Original Guarantor, the Trustee, the Securities Administrator, the Issuer and the Guarantor, pursuant to which the Issuer and the Guarantor have assumed the obligations of the Original Issuer and the Original Guarantor, respectively (the NV Base

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Indenture, as supplemented by the NV Supplemental Indenture, the “NV Indenture”).  The Retail Corporate Notes are to be issued pursuant to the Shelf Indenture; the Second Supplemental Indenture (the “Second Supplemental Indenture”) dated as of September 20, 2010 among the Issuer, the Guarantor, the Original Trustee, and the Securities Administrator; and the Third Supplemental Indenture (the Shelf Indenture, as supplemented by the Second Supplemental Indenture and the Third Supplemental Indenture, the “Retail Corporate Notes Indenture,” and together with the RBS PLC Indenture and the RBS NV Identure, the “Indentures,” and each, an “Indenture”).

We, as your United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Issuer and the Guarantor that we reviewed were and are accurate and (vii) all representations made by the Issuer and the Guarantor as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that in our opinion, assuming the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Shelf Securities have been duly authorized, executed and delivered by the Trustee, the Issuer and the Guarantor, when

(i)	the specific terms of a particular tranche of Shelf Securities have been duly authorized and established in accordance with the applicable Indenture;

(ii)
in the case of RBS Notes, such RBS Notes have been duly executed and authenticated in accordance with the PLC Indenture or the NV Indenture, as applicable, and in the case of Retail Corporate Notes, such Retail Corporate Notes have been duly executed and authenticated in accordance with the Retail Corporate Notes Indenture; and

(iii)	such Shelf Securities have been delivered to the initial purchasers thereof against payment therefor;

such Shelf Securities will constitute valid and binding obligations of the Issuer and the Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial actions giving effect to governmental actions or foreign laws affecting creditor rights; provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the

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conclusions expressed above, and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of Shelf Securities to the extent determined to constitute unearned interest.

In connection with the opinion expressed above, we have assumed that at or prior to the time of the delivery of any such Shelf Securities, (1) the Board of Directors of the Issuer and the Guarantor shall have duly established the terms  of such Shelf Securities, and duly authorized the issuance and sale of such Shelf Securities, and such authorization shall not have been modified or rescinded; (2) the Issuer is, and shall remain, validly existing as a company under the laws of Scotland; (3) the Guarantor is, and shall remain, validly existing as a company under the laws of Scotland; (4) the Trustee is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; (5) the Registration Statement is effective and such effectiveness shall not have been terminated or rescinded; (6) the Indentures are valid, binding and enforceable agreements of the Trustee; and (7) no change in law affecting the validity or enforceability of the Indentures or the Shelf Securities has occurred. We have also assumed that the execution, delivery and performance by the Issuer, the Guarantor and the Trustee of the Indentures and the execution, delivery, and performance by the Issuer and the Guarantor of the Shelf Securities (a) are within the corporate powers of the Issuer, the Guarantor and the Trustee, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Issuer, the Guarantor or the Trustee, (c) do not require any action by or in respect of, or filing with, any governmental body, agency or official, and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Issuer, the Guarantor or the Trustee.

We express no opinion as to (i) provisions in the Indentures that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (ii) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Notes or (iii) the effectiveness of any service of process made other than in accordance with applicable law.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York.  Insofar as the foregoing opinion involves matters governed by the laws of Scotland, we have relied, without independent inquiry or investigation, on the opinion of CMS Cameron McKenna LLP, Scots legal counsel for the Issuer and the Guarantor, dated as of March 20, 2015, to be filed as an exhibit to a report on Form 6-K concurrently with this opinion. Our opinion is, insofar as the laws of Scotland are concerned, subject to the assumptions, qualifications, and exceptions contained in such opinion.

We hereby consent to the filing of this opinion as an exhibit to a report on Form 6-K filed by the Guarantor on the date hereof and further consent to the reference to our name under the caption “Legal Opinions” in the prospectus forming a part of the Registration Statement.  In addition, if a

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pricing supplement is filed by the Issuer or the Guarantor with the Commission on any future date forming part of the Registration Statement relating to the offer and sale of any particular tranche of Shelf Securities and the pricing supplement contains our opinion substantially in the form set forth below, we consent to including that opinion as part of the Registration Statement and further consent to the reference to our name in the opinion.

“In the opinion of Davis Polk & Wardwell LLP, when the notes offered by this pricing supplement have been executed and issued by the Issuer and the Guarantor and authenticated by the trustee pursuant to the Indenture, and delivered against payment as contemplated herein, such notes will constitute valid and binding obligations of the Issuer, and the related guarantee will constitute a valid and binding obligation of the Guarantor, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial actions giving effect to governmental actions or foreign laws affecting creditor rights, provided that such counsel expresses no opinion as to [(i)] the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above [and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest].  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  Insofar as this opinion involves matters governed by the laws of Scotland, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of CMS Cameron McKenna LLP filed as an exhibit to a report on Form 6-K filed by the Guarantor on March 20, 2015.  The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of CMS Cameron McKenna LLP.  In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the notes, the trustee’s authorization, execution and delivery of the Indenture and its authentication of the notes, and the validity, binding nature and enforceability of the Indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP filed as an exhibit to a report on Form 6-K filed by the Guarantor on March 20, 2015.”

In giving our consents above, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ Davis Polk & Wardwell LLP